Exhibit 10.7

Execution Counterpart

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$130,000,000

REVOLVING CREDIT AGREEMENT

Dated as of December 1, 2005

Among

CAM NORTH AMERICA, LLC

as Borrower

CITICORP NORTH AMERICA, INC.,

as Lender

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T A B L E   O F   C O N T E N T S

Section

Page

SECTION 1.  DEFINITIONS

1

SECTION 2.  The loans, Etc.

4

2.01. The Loans

4

2.02.  Making the Loans, Evidence of Debt

4

2.03.  Reductions of the Commitments

4

2.04.  Repayment

5

2.05.  Interest

5

2.06.  Additional Interest on Eurodollar Rate Loans

5

2.07.  Interest Rate Determinations

5

2.08.  Prepayments of Loans

6

2.09.  Payments; Computations; Etc

6

2.10.  Increased Costs

7

2.11.  Taxes

8

2.12.  Mitigation Obligations

9

2.13.  Break Funding Payments

9

SECTION 3.  CONDITIONS OF LENDING

10

3.01.  Closing

10

3.02.  Conditions Precedent to Each Borrowing

11

SECTION 4.  REPRESENTATIONS AND WARRANTIES

11

SECTION 5.  COVENANTS

12

SECTION 6.  EVENTS OF DEFAULT

13

SECTION 7.  MISCELLANEOUS

14

7.01.  Amendments, Etc.

14

7.02.  Notices, Etc.

14

7.03.  No Waiver; Remedies; Setoff.

15

7.04.  Expenses; Indemnity; Damage Waiver.

15

7.05.  Binding Effect, Successors and Assigns.

16

7.06.  Governing Law; Jurisdiction; Etc.

17

7.07.  Severability.

17

7.08.  Counterparts; Integration; Effectiveness; Execution

18

7.09.  Survival

18

7.10.  Waiver of Jury Trial

18

7.11.  No Fiduciary Relationship

18

7.12.  Headings

19

7.13.  USA PATRIOT Act

19

EXHIBITS

Exhibit A

Form of Note

Exhibit B

Form of Notice of Borrowing

REVOLVING CREDIT AGREEMENT dated as of December 1, 2005 (this "Agreement") between CAM North America, LLC, a Delaware limited liability company (the "Borrower"), and CITICORP NORTH AMERICA, INC., as Lender (the "Lender").

Pursuant to Section 6.22 of the Transaction Agreement dated as of June 23, 2005 (as amended, the "Transaction Agreement") between Citigroup Inc. and Legg Mason, Inc. (the "Guarantor"), a Maryland corporation, the Lender has agreed to provide a Subsidiary of the Guarantor a $130,000,000 364-day revolving credit facility.

The parties hereto hereby agree as follows:

SECTION 1.  DEFINITIONS

.  Capitalized terms used herein have the same respective meanings as the corresponding terms as defined in the Syndicated Revolving Credit Agreement (as hereinafter defined), as in effect on the date hereof and without regard to whether said agreement is modified or amended or remains in effect among the parties thereto, provided that references in such definitions in the Syndicated Revolving Credit Agreement to any “Loans” shall, for purposes hereof, be deemed to refer to any Loan hereunder.  In addition, the following terms shall have the meanings specified below:

"Borrowing" means a borrowing by the Borrower pursuant to Section 2.01.

"Closing Date" has the meaning specified in Section 3.01.

"Commitment" means the commitment of the Lender to make Loans to the Borrower hereunder in an aggregate amount at any one time outstanding up to $130,000,000.

"Default" means an event that, with notice or lapse of time or both, would become an Event of Default.

"Eurodollar Rate" means, for each Loan, the rate appearing on Telerate Page 3750 at approximately 11:00 A.M., London time, two Business Days prior to the date of such Loan, as the rate for U.S. Dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the "Eurodollar Rate" with respect to such Loan for such Interest Period shall be the rate equal to the rate per annum at which U.S. Dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal office of the Lender in London, England to prime banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the making of such Loan.

"Events of Default" has the meaning specified in Section 6.01.

"Guarantee Agreement" means the guarantee agreement dated as of the date hereof between the Guarantor and the Lender relating to (among other things) this Agreement, as from time to time amended.

"Guarantor" has the meaning specified in the introduction hereto.

"Interest Period" means (a) the period beginning on the date the Loans are made and ending on the last day of the period selected by the Borrower, subject to the provisions below.  The duration of each Interest Period shall be one, two, three, six or, with the consent of the Lender, nine or twelve months, as the Borrower may, upon notice received by the Lender not later than 12:00 noon (New York City time) on the third Business Day prior to the first day of such Interest Period, select.  Anything in herein to the contrary notwithstanding:

(i)  the Borrower may not select any Interest Period that ends after the Maturity Date;

(ii)  each Interest Period that begins on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; and

(iii)  whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

"Loan" has the meaning specified in Section 2.01.

"Loan Documents" means, collectively, this Agreement, the Guarantee Agreement and the Note.

"Material Adverse Effect" means a material adverse effect on (i) the business, financial condition or operations of the Guarantor and its Subsidiaries, taken as a whole, (ii) the ability of the Guarantor to perform any of its material obligations under the Guarantee Agreement or (iii) the rights of or benefits available to the Lender under any Loan Document.

"Maturity Date" means the date 364 days after the Closing Date (as defined in the Transaction Agreement), provided that if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

"Note" has the meaning specified in Section 2.02.

"Notice of Borrowing" has the meaning specified in Section 2.02.

"Process Agent" has the meaning specified in Section 7.06(d).

"Syndicated Revolving Credit Agreement" means the $500,000,000 Revolving Credit Agreement dated as of October 14, 2005 among the Guarantor, the lenders party thereto, and Citibank, N.A., as administrative agent for such lenders.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" mean "to but excluding".  The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".  The word "will" shall be construed to have the same meaning and effect as the word "shall".  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Sections and Exhibits shall be construed to refer to Sections of, and Exhibits to, this Agreement.

SECTION 2.  THE LOANS, ETC.

2.01. The Loans

.  The Lender agrees, on the terms and conditions hereinafter set forth, to make loans to the Borrower (each, a "Loan") from time to time on any Business Day from the Closing Date until the Maturity Date, in an aggregate amount at any one time outstanding up to but not exceeding the amount of the Commitment.  Within the limits of the Commitment, the Borrower may from time to time borrow under this Section 2.01, prepay Loans in whole or in part pursuant to Section 2.08 and reborrow under this Section 2.01, all on the terms and conditions of this Agreement.  The Borrower shall apply the proceeds of the Loans solely for working capital and general corporate purposes.

2.02.  Making the Loans, Evidence of Debt

.  Each Borrowing by the Borrower shall be in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and shall be made on notice, given not later than 11:00 a.m. (New York City time) on the second Business Day prior to the date of such Borrowing by the Borrower to the Lender.  Each such notice of a Borrowing (a "Notice of Borrowing") shall be irrevocable and binding on the Borrower and shall be in writing in substantially the form of Exhibit B, specifying therein the requested date and amount of such Borrowing.  The Lender shall, subject to the satisfaction of the applicable conditions set forth in Section 3, before 2:00 p.m. (New York City time) on the date of such Borrowing, make the amount of such Borrowing available to the Borrower, in same day funds, to the account of the Borrower maintained at the Lender's address referred to in Section 7.  The Lender shall maintain in accordance with its usual practice an account evidencing the indebtedness of the Borrower to the Lender resulting from each Loan made by the Lender, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder.  The entries made in the account maintained pursuant to this Section 2.02 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.  The Lender may request that the Loans be evidenced by a promissory note of the Borrower substantially in the form of Exhibit A (the "Note") in the amount of the Commitment and dated the Closing Date, in which case the Borrower will execute and deliver the same on or prior to the Closing Date.

Section 2.03.  Fees

.  The Borrower agrees to pay to the Lender a facility fee on the daily average amount of the Commitment, whether or not utilized, for each day during the period from the date which is 90 days from the date hereof until the Maturity Date, at a rate per annum equal to 0.09%, payable in arrears on the last Business Day of each March, June, September and December of each year, on the Maturity Date and on the date of termination of the Commitment.

2.03.  Reductions of the Commitments

.

(a)  The Commitment shall be automatically reduced to zero on the Maturity Date.

(b)  In addition, the Borrower shall have the right, upon at least three Business Days' notice to the Lender, to terminate in whole or reduce ratably in part the unused portions of the Commitment, provided that each partial reduction shall be in a minimum aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.  Once terminated or reduced, the Commitment may not be reinstated.

2.04.  Repayment

.  The Borrower agrees to repay the full principal amount of each Loan, and each Loan shall mature, on the Maturity Date.

2.05.  Interest

.

(a)  Ordinary Interest.  The Borrower agrees to pay interest on the unpaid principal amount of each Loan, from the date of such Loan until such principal amount shall be paid in full, at a rate per annum equal to the sum of the Eurodollar Rate for such Loan (i) until the date which is 90 days after the date hereof, minus 0.25% and (ii) from and after the date which is 90 days after the date hereof, plus 0.18% per annum, payable on the last day of each Interest Period and on the Maturity Date.

(b)  Default Interest.  Notwithstanding the foregoing, if any Event of Default under Section 6.01(a) or (b) shall have occurred and be continuing, the Borrower shall pay interest on:

(i)  the unpaid principal amount of each Loan, payable on demand, at a rate per annum equal at all times to two percent (2%) per annum above the rate per annum required to be paid on such Loan pursuant to Section 2.05(a); and

(ii)  the amount of any interest, fee or other amount payable by the Borrower hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable on demand (and in any event in arrears on the date such amount shall be paid in full), at a rate per annum equal at all times to two percent (2%) per annum above the rate per annum required to be paid on Loans pursuant to Section 2.05(a).

2.06.  Additional Interest on Eurodollar Rate Loans

.  The Borrower shall pay to the Lender additional interest on the unpaid principal amount of each Loan, from the date of such Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the interest rate for such Loan from (ii) the rate obtained by dividing such interest rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of the Lender, payable on each date on which interest is payable on such Loan.  Such additional interest shall be determined by the Lender and notified to the Borrower.

2.07.  Interest Rate Determinations

.

(a)  The Lender shall give prompt notice to the Borrower of the applicable interest rates determined by it for the purposes of Section 2.05.

(b)   If, with respect to any Loan, the Lender determines that the interest rate for such Loan will not adequately and fairly reflect the cost to the Lender of making, funding or maintaining the Loans, the Lender shall so notify the Borrower, whereupon the Lender and the Borrower shall negotiate in good faith with a view to agreeing upon a substitute interest rate basis for the Loans which shall reflect the cost to the Lender of funding the Loans from alternative sources (a "Substitute Basis"), and such Substitute Basis shall apply in lieu of such interest rate to all Loans made on or after the date upon which the Lender so notified the Borrower, until the circumstances giving rise to such notice have ceased to apply.  If a Substitute Basis is not agreed upon within five days of the delivery of any notice to the Borrower pursuant to this Section 2.07(b), the Borrower may elect to prepay the Loan pursuant to Section 2.08, provided, however, that if the Borrower does not elect so to prepay, the Lender shall determine (and shall certify from time to time in a certificate delivered by the Lender setting forth in reasonable detail the basis of the computation of such amount, which certification shall be presumptively correct and binding on the Borrower in the absence of manifest error) the rate basis reflecting the cost to the Lender of funding the Loans for any period commencing on or after the date upon which notice was delivered to the Borrower, until the circumstances giving rise to such notice have ceased to apply, and such rate basis shall be binding upon the Borrower and shall apply in lieu of the Eurodollar Rate.

2.08.  Prepayments of Loans

.  The Borrower may, on notice (given not later than 11:00 a.m. (New York City time) on the second Business Day prior to the date of the proposed prepayment of Loans), stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Loans in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof and (ii) the Borrower shall reimburse the Lender in respect thereof pursuant to Section 2.13.

2.09.  Payments; Computations; Etc

.

(a)  The Borrower shall make each payment hereunder and under the Note without set-off or counterclaim not later than 11:00 a.m. (New York City time) on the day when due in U.S. Dollars to the Lender at its office at 388 Greenwich Street, New York, NY 10013 in same day funds.

(b)  All computations of interest and of facility fee shall be made by the Lender on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.  Each determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c)  Whenever any payment hereunder or under any Note would be due on a day other than a Business Day, such due date shall be extended to the next succeeding Business Day, and any such extension of such due date shall in such case be included in the computation of payment of interest; provided, however, that if such extension would cause payment of interest on or principal of the Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

2.10.  Increased Costs

.

(a)  Increased Costs Generally.  If any Change in Law shall:

(i)  impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender (except any reserve requirement reflected in the Eurodollar Rate Reserve Percentage); or

(ii)  impose on the Lender or the London interbank market any other condition, cost or expense affecting this Agreement or the Loans;

and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any Loan (or of maintaining its obligation to make any Loan), or to increase the cost to the Lender, or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Lender, the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(b)  Capital Requirements.  If the Lender determines that any Change in Law affecting the Lender or any lending office of the Lender or the Lender's holding company regarding capital requirements has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company as a consequence of this Agreement, the Commitment or the Loans to a level below that which the Lender or the Lender's holding company could have achieved but for such Change in Law (taking into consideration the Lender's policies and the policies of the Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender's holding company for any such reduction suffered.

(c)  Certificates for Reimbursement.  A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)  Delay in Requests.  Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender's right to demand such compensation, provided that the Borrower shall not be required to compensate the Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 270 days prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof).

2.11.  Taxes

.

(a)  Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower hereunder or under the Note shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions for Indemnified Taxes or Other Taxes (including deductions for Indemnified Taxes or Other Taxes applicable to additional sums payable under this Section ) the Lender receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes or Other Taxes been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)  Payment of Other Taxes by the Borrower.  Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes that arise from any payment made by it hereunder or under the Note to the relevant Governmental Authority in accordance with applicable law.  The Lender shall notify the Borrower on or before the Closing Date of any Other Taxes that to its knowledge are imposed with respect to any Loan Document by the jurisdiction in which the Lender is organized or in which its applicable lending office is located.

(c)  Indemnification by the Borrower.  The Borrower shall indemnify the Lender, within 30 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) attributable to the Borrower under any Loan Document and paid by the Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error, provided that if the Borrower has satisfied its indemnity obligation and delivers to the Lender an opinion of nationally recognized counsel to the effect that it is more likely than not that such assertion by the Governmental Authority is incorrect as a matter of law, the Lender shall reasonably assist the Borrower in contesting such Taxes (at the sole expense of the Borrower) and seeking refund thereof and, provided further that such assistance shall not be construed to impose on the Lender an obligation to disclose information it reasonably considers confidential or proprietary or arrange its tax affairs other than as the Lender sees fit.

(d)  Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(e)  Treatment of Certain Refunds.  If the Lender determines, in good faith and its reasonable discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section (including, in lieu of an actual refund, a credit against taxes provided by the taxing authority that imposed such Indemnified Taxes or Other Taxes), it shall pay to the Borrower an amount equal to such refund or the value of the credit in lieu thereof (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit in lieu thereof), provided that the Borrower, upon the request of the Lender, agrees to repay the amount paid over to the Borrower to the Lender in the event the Lender is required to repay or return such refund (or credit in lieu thereof) to such Governmental Authority.  This subsection shall not be construed to require the Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

2.12.  Mitigation Obligations

.  If the Lender requests compensation under Section 2.10, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, then the Lender shall use reasonable efforts to designate a different lending office for funding or booking the Loans or to assign its rights and obligations to another of its offices, branches or affiliates, if, in the judgment of the Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or 2.11, as the case may be, in the future and (ii) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

2.13.  Break Funding Payments

.  The Borrower agrees to indemnify the Lender and to hold the Lender harmless from any loss, cost or expense incurred by the Lender which is in the nature of funding breakage costs or costs of liquidation or redeployment of deposits or other funds and any other related expense (but excluding loss of margin or other loss of anticipated profit), upon reasonable notice thereof, which the Lender may sustain or incur as a consequence of (a) default by the Borrower in making any Borrowing after the Borrower has given a Notice of Borrowing requesting the same in accordance with the provisions of this Agreement (including as a result of any failure to fulfill, on or before the date specified in such Notice of Borrowing, the applicable conditions set forth in Section 3), (b) default by the Borrower in making any prepayment of Loans when due after the Borrower has given notice thereof in accordance with this Agreement, (c) the making by the Borrower of a prepayment of any Loan or (d) default by the Borrower in payment when due of the principal of or interest on any Loan.  A certificate of the Lender setting forth any amount or amounts that the Lender is entitled to receive pursuant to this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 3.  CONDITIONS OF LENDING

.

3.01.  Closing

.  This Agreement shall become effective on the date (the "Closing Date") (which shall be on or prior to March 31, 2006) on which the Lender shall confirm to the Borrower that the Lender has received the following, each (unless otherwise specified below) dated the Closing Date, and each in form and substance satisfactory to the Lender:

(a)  The Guarantee Agreement, duly executed and delivered by the Guarantor.

(b)  Certified copies of (i) the articles of incorporation and by-laws of the Borrower and the Guarantor, (ii) the resolutions of the Boards of Directors of each of the Borrower and the Guarantor, authorizing and approving the execution, delivery and performance by it of the Loan Documents to which it is a party and the transactions contemplated thereby, and (iii) all documents evidencing other necessary corporate action and governmental, regulatory or third-party consents and approvals, if any, with respect to the Loan Documents.

(c)  A certificate of the Secretary or an Assistant Secretary of each of the Borrower and the Guarantor certifying the names and true signatures of the officers of the Borrower and the Guarantor authorized to sign the Loan Documents to which it is a party and any other documents to be delivered hereunder.

(d)  A certificate for each of the Borrower and the Guarantor, dated a date reasonably close to the date hereof, as to the good standing of and organizational documents filed by it.

(e)  Favorable opinion of Shearman & Sterling LLP, special New York counsel to the Guarantor, as to the enforceability of this Agreement and the Guarantee Agreement.

(f)  A favorable opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Lender, as to matters relating to this Agreement and the Guarantee Agreement as the Lender may require.

(g)  A certificate of a Responsible Officer of (i) the Guarantor, dated the Closing Date, certifying that the representations and warranties contained in Section 4 of the Guarantee Agreement, excluding the Excluded Representations, are true and correct in all material respects on and as of such date as though made on and as of such date and (ii) the Borrower, dated the Closing Date certifying that the representations and warranties contained in Section 4 are true and correct in all material respects on and as of such date as though made on and as of such date and that no event has occurred and is continuing on and as of such date which constitutes a Default or an Event of Default.

(h)  Evidence of the payment of all fees and invoiced expenses required to be paid on or prior to the Closing Date in connection with this Agreement.

(i)  A true copy of the Syndicated Revolving Credit Agreement as in effect on the date hereof, duly executed by the parties thereto.

(j)  Such other approvals, opinions and documents relating to this Agreement and the transactions contemplated hereby as the Lender may reasonably request.

3.02.  Conditions Precedent to Each Borrowing

.  The obligation of the Lender to make a Loan on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the conditions precedent that on the date of such Borrowing, the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

(a)  the representations and warranties contained in Section 4 and in Section 4 of the Guarantee Agreement (excluding in the case of the Guarantee Agreement the Excluded Representations) are true and correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(b)  no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

.  The Borrower hereby represents and warrants to the Lender as follows:

(a)  Organization; Powers.  It is duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)  Authorization.  The execution, delivery and performance by it of this Agreement and the Note, and the borrowing of Loans by it and the use of proceeds therefrom, are within its corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action.

(c)  Approvals; No Conflicts; Etc.  The execution, delivery and performance by it of this Agreement and the Note, and the borrowing of Loans by it and the use of proceeds therefrom (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or its charter, by-laws or other organizational documents or any order of any Governmental Authority, and (c) will not violate or result in a default under any credit agreement, loan agreement, note, indenture or other financing agreement, or any other material agreement or instrument, binding upon it or its assets, or give rise to a right thereunder to require any payment to be made by it.

(d)  Enforceability.  This Agreement has been duly executed and delivered by it and constitutes, and the Note when duly executed and delivered by it for value will constitute, its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e)  Margin Regulations.  It is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loans will be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock.  No proceeds of any Loan will be used for any purpose that violates Regulation T or Regulation X of the Board of Governors of the Federal Reserve System as in effect on the date or dates of such Loan and such use of proceeds.

(f)  Investment and Holding Company Status.  Neither the Borrower nor any of its Subsidiaries is (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 (except that for purposes of this representation, the term "Subsidiary" shall not include any investment company a majority of which is owned by the Borrower or one of its Affiliates as a result of the initial seed capital contributed by the Borrower or such Affiliate to such investment company in exchange for its shares) or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

SECTION 5.  COVENANTS

.  So long as any principal of or interest on any Loan or any other amount payable under the Loan Documents shall remain unpaid or the Lender shall have any Commitment hereunder, the Borrower covenants and agrees that, unless the Lender shall otherwise consent in writing:

(a)  Existence; Conduct of Business.  It will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate and legal existence.

(b)  Compliance with Laws.  It will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including ERISA and all applicable Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c)  Books and Records; Visitation and Inspection Rights.  It will keep proper books of record and account, in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  It will permit any representatives designated by the Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, but in each case subject to and in accordance with all applicable laws of any Governmental Authority and such confidentiality measures relating thereto as the Borrower may reasonably require.

(d)  Use of Proceeds.  It will use the proceeds of the Loans in accordance with Section 2.01; provided that the Lender shall have no responsibility as to the use of any such proceeds.

SECTION 6.  EVENTS OF DEFAULT

.  If any of the following events ("Events of Default") shall occur and be continuing:

(a)  the Borrower shall fail to pay any principal of any Loan or the Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)  the Borrower shall fail to pay any interest on any Loan or the Note or any fee or any other amount (other than principal) payable by the Borrower under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)  any representation or warranty made or deemed made by or on behalf of the Borrower or the Guarantor in or in connection with any Loan Document or any amendment or modification hereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification hereof or waiver thereunder, shall prove to have been incorrect when made or deemed made in any material respect;

(d)  the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5 and, in the case of clauses (b) and (c) thereof, such failure shall continue for 30 days;

(e)  the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Lender to the Borrower (which notice will be given at the request of any Lender);

(f)  any Event of Default as defined in the Syndicated Revolving Credit Agreement, as in effect on the date hereof and without regard to whether said agreement is modified or amended or remains in effect among the parties thereto, shall occur (and for this purpose the Borrower shall be deemed to be a “Significant Subsidiary” of the Guarantor); or

(g)  the Guarantor shall cease to own, directly or indirectly, beneficially and of record, at least 65% of the outstanding Voting Shares of the Borrower;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of Section 6.01 of the Syndicated Revolving Credit Agreement as in effect on the date hereof), and at any time thereafter during the continuance of such event, the Lender may, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitment, and thereupon the Commitment shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and

in case of any event with respect to the Borrower described in clause (h) or (i) of Section 6.01 of the Syndicated Revolving Credit Agreement as in effect on the date hereof, the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 7.  MISCELLANEOUS

.

7.01.  Amendments, Etc.

  No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by all parties thereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  This Agreement, the Guarantee Agreement and the Note constitute the entire agreement of the parties with respect to the subject matter hereof and thereof.

7.02.  Notices, Etc.

(a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsections (b) and (c) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i)  if to the Borrower:

c/o Legg Mason, Inc.

100 Light Street

30th Floor

Baltimore, Maryland  21202

Attention:  Cheryl Ruth

Telephone No.:  410-454-2924

Telecopier No.:  410-454-2986; and

(ii)  if to the Lender:

Citicorp North America, Inc.

2 Penns Way, Suite 200

New Castle, Delaware  19720

Attention:  John Davidson

Telephone No.:  302-894-6171

Telecopier No.:  212-944-1410;

provided that any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.  Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), except that notices and communications to the Lender pursuant to Sections 2 or 7 shall not be effective until received by the Lender.

7.03.  No Waiver; Remedies; Setoff.

(a)  No Waiver; Remedies.  No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(b)  Setoff.  If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of such now or hereafter existing under this Agreement or the Note to the Lender irrespective of whether or not the Lender shall have made any demand under this Agreement or the Note and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of the Lender different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender or its Affiliates may have.  The Lender agrees to notify the Borrower promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

7.04.  Expenses; Indemnity; Damage Waiver.

(a)  Costs and Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Lender), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Lender (including the fees, charges and disbursements of any counsel for the Lender) in connection with the enforcement or, during the continuance of an Event of Default, protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)  Indemnification by the Borrower.  The Borrower shall indemnify the Lender and each Related Party of the Lender (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)  Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, each party hereto agrees that it will not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.

(d)  Payments.  All amounts due under this Section shall be payable not later than 10 days after demand therefor.

7.05.  Binding Effect, Successors and Assigns.

  This Agreement shall become effective when it shall have been executed by the Borrower and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and permitted assigns, except that neither the Borrower nor the Lender shall have the right to assign its rights and obligations hereunder or any interest herein without the prior written consent of the Borrower or the Lender, as the case may be; provided, that the Lender may assign its rights and obligations hereunder to an Affiliate of the Lender without the consent of the Borrower.

7.06.  Governing Law; Jurisdiction; Etc.

(a)  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(b)  Submission to Jurisdiction.  Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Note, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in any Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to any Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)  Waiver of Venue.  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or the Note in any court referred to in subsection (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Service of Process.  The Borrower agrees that service of process in any action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to CT Corporation System (the "Process Agent") as agent for the Borrower in New York, New York for service of process at its address at 111 Eighth Avenue, New York, New York  10011, or at such other address of which the Lender shall have been notified in writing by the Borrower; provided that, if the Process Agent ceases to act as the Borrower's agent for service of process, the Borrower will, by an instrument reasonably satisfactory to the Lender, appoint another Person (subject to the approval of the Lender) in the Borough of Manhattan, New York, New York to act as the Borrower's agent for service of process.  Each other party hereto irrevocably consents to service of process in the manner provided for notices in Section 7.02.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

7.07.  Severability.

  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

7.08.  Counterparts; Integration; Effectiveness; Execution

.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

7.09.  Survival

.  The provisions of Sections 2.06, 2.10, 2.11 and 7.04 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitment or the termination of this Agreement or any provision hereof.  In addition, all covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitment has not expired or terminated.

7.10.  Waiver of Jury Trial

.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7.11.  No Fiduciary Relationship

.  The Borrower acknowledges that the Lender has no fiduciary relationship with, or fiduciary duty to, the Borrower arising out of or in connection with any Loan Document, and the relationship between the Lender and the Borrower in connection herewith or therewith is solely that of debtor and creditor.  This Agreement does not create a joint venture among the parties.

7.12.  Headings

.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

7.13.  USA PATRIOT Act

.  The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CAM NORTH AMERICA, LLC

By:       /s/ Ray Gaetano

Name:  Ray Gaetano

Title:    Managing Director

CITICORP NORTH AMERICA, INC.

By:      /s/ Matthew Nicholls

Name: Matthew Nicholls

Title:   Director

EXHIBIT A

[FORM OF NOTE]

PROMISSORY NOTE

$[_________]

[________], 20[__]

New York, New York

FOR VALUE RECEIVED, CAM NORTH AMERICA, LLC, a Delaware limited liability company (the "Borrower"), hereby promises to pay to the order of [NAME OF LENDER] (the "Lender"), at such of the offices of Citicorp North America, Inc. in New York, New York as shall be notified to the Borrower from time to time, the principal sum of [DOLLAR AMOUNT] United States Dollars, in lawful money of the United States and in immediately available funds, on ___________, 200[5], or such lesser amount at any time as shall equal the then aggregate outstanding principal amount of Loans by the Lender under the Credit Agreement referred to below and to pay interest on the unpaid principal amount hereof, at such office, in like money and funds, for the period commencing on the date hereof until the principal hereof shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement referred to below.

This Note evidences a Loan made by the Lender under the Credit Agreement dated as of December 1, 2005 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between the Borrower and the Lender.  Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The date, amount and Eurodollar Rate of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the Schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation (or any error in making any such recordation) or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments hereof upon the terms and conditions specified therein.

Except as permitted by Section 7.05 of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

Form of Note

This Note shall be governed by, and construed in accordance with, the law of the State of New York.

CAM NORTH AMERICA, LLC

By_________________________

Name:

Title:

Form of Note

SCHEDULE OF REVOLVING CREDIT LOANS

This Note evidences Loans made under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, and bearing interest at the rates set forth below, subject to the payments and prepayments of principal set forth below:

Principal Amount of Loan	Eurodollar Rate	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

Form of Note

EXHIBIT B

[FORM OF NOTICE OF BORROWING]

NOTICE OF BORROWING

[Date]

Citicorp North America, Inc.

2 Penns Ways, Suite 200

New Castle, Delaware  19720

Attention:  [________]

Ladies and Gentlemen:

The undersigned, CAM North America, LLC (the "Borrower"), refers to the Credit Agreement dated as of December 1, 2005 (as from time to time amended, the "Credit Agreement", the terms defined therein being used herein as therein defined), between the undersigned and Citicorp North America, Inc., as Lender, and hereby give you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement, that the undersigned hereby request a Borrowing of Loans thereunder, and in that connection set forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a)(ii) of the Credit Agreement:

(i)  The Business Day of the Proposed Borrowing is ___________ __, _____.

(ii)  The aggregate amount of the Proposed Borrowing is $___________.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A)  the representations and warranties contained in Section 4.01 are correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(B)  no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, which constitutes an Event of Default or a Default.

Very truly yours,

 CAM NORTH AMERICA, LLC

By_________________________

Name:

    Title:

EXECUTION COUNTERPART

AMENDMENT NO. 1 dated as of January 12, 2006 by and between CAM North America, LLC, as borrower (the “Borrower”) and Citicorp North America, Inc., as lender (the “Lender”)

The Borrower and the Lender are parties to the Revolving Credit Agreement dated as of December 1, 2005 (as amended, supplemented or modified and in effect on the date hereof, the “Existing Credit Agreement”), and said parties wish to amend the Existing Credit Agreement in certain respects as set forth in this Amendment No. 1.  Accordingly, the parties hereto hereby agree to amend the Existing Credit Agreement as set forth herein (as so amended, the “Credit Agreement”):

Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Existing Credit Agreement are used herein as defined therein.

Section 2.  Amendments.  Effective as of the Effective Date (as defined in Section 3 hereof), the Existing Credit Agreement shall be amended as follows:

2.1.  Section 2.03 of the Existing Credit Agreement is hereby amended by deleting the phrase “which is 90 days from the date” in the third line thereof.

2.2  Section 2.05 of the Existing Credit Agreement is hereby amended by deleting the phrase “(i) until the date which is 90 days after the date hereof, minus 0.25% and (ii) from and after the date which is 90 days after the date hereof,” therefrom.

2.3.  Section 2.03 of the Existing Credit Agreement entitled “Reductions of the Commitments” is hereby re-numbered as Section 2.04 and each Section in Section 2 following consecutively thereafter is hereby appropriately re-numbered and all references in the Existing Credit Agreement to such Sections are hereby amended to refer to the amended Section references.

2.4.  Each reference in the Existing Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement.

Section 3.  Conditions Precedent to Effectiveness.  The amendments set forth in Section 2 hereof shall become effective on the date (the “Effective Date”) on which the Lender has received duly executed counterparts of this Amendment No. 1 from each of the Borrower and the Lender, each in form and substance satisfactory to the Lender.

Section 4.  Miscellaneous.  Except as expressly herein provided, the Existing Credit Agreement and all agreements, instruments and documents referred to therein shall each remain unchanged and in full force and effect.  This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart.  Delivery of an executed counterpart of a signature page to this Amendment No. 1 by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment No. 1.  This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

CAM NORTH AMERICA, LLC

By:      /s/ Terrence Murphy

Name: Terrence Murphy

Title:   CFO

LENDER

CITICORP NORTH AMERICA, INC.

By:      /s/ Matthew Nicholls

Name: Matthew Nicholls

Title:   Director

Acknowledged and agreed to by:

LEGG MASON, INC., as Guarantor

By:       /s/ Charles J. Daley, Jr.

Name: Charles J. Daley, Jr.

Title:   Senior Vice President, CFO

 and Treasurer